Exhibit 3.2

GENERAL BY-LAW OF

NEPTUNE WELLNESS SOLUTIONS INC.

(the “Corporation”)

TABLE OF CONTENTS

1 -
	DEFINITIONS		1
	1.1	Definitions	1
	1.2	Interpretation	1
	1.3	Execution in Counterpart, by Facsimile and by Electronic Signature	2

2 -
	GENERAL BUSINESS		2
	2.1	Head Office	2
	2.2	Establishment	2
	2.3	Seal	2
	2.4	Fiscal Year	2
	2.5	Execution of Instruments	2
	2.6	Banking Arrangements	2
	2.7	Voting Rights in Other Bodies Corporate	3

3 -
	DIRECTORS		3
	3.1	Duties and Powers	3
	3.2	Delegation	3
	3.3	Qualifications of Directors	3
	3.4	Number of Directors	4
	3.5	Quorum	4
	3.6	Election and Term	4
	3.7	Removal of Directors	4
	3.8	Cessation of Office	5
	3.9	Resignation	5
	3.10	Vacancies	5
	3.11	Meetings by Telephone, Electronic or other Communication Facility	5
	3.12	Attendance	5
	3.13	Place of Meetings	5
	3.14	Calling of Meetings	6
	3.15	Notice of Meetings	6
	3.16	First Meeting of New Board	6
	3.17	Adjourned Meeting	6
	3.18	Votes to Govern	6
	3.19	Dissent	6
	3.20	Resolution in Writing	7
	3.21	Chairperson and Secretary	7
	3.22	Remuneration and Expenses	7
	3.23	Duty of Loyalty and Conflict of Interest	7
	3.24	Contracts or Transactions - Disclosure of Interest	8
	3.25	Contracts or Transactions – Votes	9

4 -
	COMMITTEES		9
	4.1	Committees of the Board	9
	4.2	Procedure	9

5 -
	OFFICERS		9
	5.1	Appointment of Officers	9
	5.2	Agents and Attorneys	10
	5.3	Disclosure of Interest	10
	5.4	End of Mandate	10

6 -
	PROTECTION OF DIRECTORS AND OFFICERS		10
	6.1	Indemnity of Directors and Officers	10
	6.2	Insurance	11

7 -
	MEETINGS OF SHAREHOLDERS		11
	7.1	General Business	11
	7.2	Annual Meetings	11
	7.3	Special Meetings	12
	7.4	Place of Meetings	12
	7.5	Participation in Meetings by Electronic Means	12
	7.6	Notice of Meetings	13
	7.7	Waiver of Notice	13
	7.8	Record Date for Notice	13
	7.9	Chair and Secretary	14
	7.10	Procedure	14
	7.11	Persons Entitled to be Present	14
	7.12	Quorum	14
	7.13	Right to Vote	14
	7.14	Proxies and Representatives	14
	7.15	Joint Shareholders	15
	7.16	Votes to Govern	15
	7.17	Casting Vote	15
	7.18	Show of Hands	15
	7.19	Ballots	15
	7.20	Adjournment	16
	7.21	Storage of Ballots and Proxies	16

8 -
	SHARES AND CERTIFICATES		16
	8.1	Issuance of Shares	16
	8.2	Payment of Shares	16
	8.3	Unpaid Shares	17
	8.4	Securities Register	17
	8.5	Register of Transfer	17
	8.6	Registration of Transfer	17
	8.7	Registered Ownership	18
	8.8	Share Certificates	18
	8.9	Certificated Shares	18

- ii -

	8.10	Uncertificated Shares	19
	8.11	Replacement of Share Certificates	19
	8.12	Joint Shareholders	19
	8.13	Deceased Shareholders	19
	8.14	Delegation	19

9 -
	DIVIDENDS AND RIGHTS		20
	9.1	Dividends	20
	9.2	Dividend Cheques	20
	9.3	Non-receipt or Loss of Cheques	20
	9.4	Record Date for Dividends and Rights	20
	9.5	Unclaimed Dividends	20

10 -
	NOTICES		21
	10.1	Method of Giving Notices	21
	10.2	Notice to Joint Shareholders	21
	10.3	Undelivered Notices	21
	10.4	Omissions and Errors	21
	10.5	Persons Entitled by Death or Operation of Law	21
	10.6	Waiver of Notice	22

11 -
	MISCELLANEOUS		22
	11.1	Declarations to the Enterprise Register	22
	11.2	Enactment, Repeal and Amendment of the By-Law	22

- iii -

1 - DEFINITIONS

1.1	Definitions

In this By-law, and all other By-laws of the Corporation, unless the context indicates otherwise:

a)	“Act” means the Business Corporations Act (Québec), or any statute which may be substituted therefor, including the regulations made thereunder as amended from time to time;

b)	“Articles” shall mean the articles of the Corporation and includes any amendments thereto;

c)	“Board” means the board of directors of the Corporation;

d)

“By-laws” means the administrative By-laws of the Corporation, as well as all other administrative by-laws of the Corporation in force from time to time, including those referred to in section 726 of the Act, and any amendments which may be made to such By-laws from time to time;

e)	“Director” means a member of the Board;

f)

“Person” includes an individual, a sole proprietorship, a partnership, an association, a labour organization, an organization, a trust, a body corporate and all individuals acting as a trustee, executor, curator or as any other legal representative;

g)	“Reporting Issuer” means a reporting issuer as defined in the Act; and

h)	“Shareholders Meeting” means an annual shareholders meeting or a special meeting of shareholders.

1.2	Interpretation

a)	words importing the singular number also include the plural and vice-versa; words importing the masculine gender include the feminine and vice-versa;

b)	the headings used in this By-law are for ease of reference only and do not form part of it;

c)	all words used in this By-law and defined in the Act shall have the meanings given to such words in the Act or in the related parts thereof;

d)

this By-law is adopted pursuant to the Act, and is subject to, and must be read in conjunction with the Act. In the event of an inconsistency between a provision of this By-law and a provision of the Act, the latter shall prevail.

1.3	Execution in Counterpart, by Facsimile and by Electronic Signature

Subject to the Act, any notice, resolution, requisition, statement or other document required or permitted to be executed for the purposes of the Act, may be signed by way of electronic signature, by way of a facsimile signature or by way of signing several similar documents by one or more Persons, and those documents, when duly signed by all Persons required or permitted to sign, as appropriate, shall constitute a single document for the purposes of the Act.

2 - GENERAL BUSINESS

2.1	Head Office

The head office of the Corporation must be permanently located in Québec. The Corporation may relocate its head office in accordance with the Act.

2.2	Establishment

In addition to its head office, the Corporation may establish and maintain other establishments, offices, places of business and branches both within and outside Québec, as the Board may determine from time to time.

2.3	Seal

The Corporation may have a seal, which shall be adopted and may be changed by the Board. The absence of a seal on a document of the Corporation does not render the document invalid.

2.4	Fiscal Year

The fiscal year end of the Corporation shall end on the last day of February or be as determined from time to time by the Board.

2.5	Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any Director or officer of the Corporation. In addition, the Board may from time to time direct the manner in which, and the Person or Persons by whom, any particular instrument or class of instruments may or shall be signed.

Notwithstanding the foregoing, the secretary or any other officer or any Director may sign certificates and similar instruments (other than share certificates) on the Corporation’s behalf with respect to any factual matters relating to the Corporation’s business and affairs, including certificates verifying copies of the Articles, By-laws, resolutions and minutes of meetings of the Corporation.

2.6	Banking Arrangements

The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such bank, trust company or other firm or body corporate as the Board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers or other Persons as the Board may designate, direct or authorize from time to time and to the extent thereby provided.

2.7	Voting Rights in Other Bodies Corporate

Except as otherwise provided by the Board, any Director or officer has the full power to represent the Corporation, and more particularly to vote all of the shares or other securities carrying voting rights of any other entity held from time to time by the Corporation, at any and all meetings of shareholders, bondholders, debentureholders or holders of other securities (as the case may be) of such other entity and exercise all other rights attached to the said shares or securities as if he were the owner thereof. The Board may, from time to time, appoint any other Person for the same purpose.

3 - DIRECTORS

3.1	Duties and Powers

The Board exercises all the powers necessary to manage, or supervise the management of the business and affairs of the Corporation. Subject to the Act, the Board shall exercise its powers by or pursuant to a resolution passed at a meeting of the Board at which a quorum is present or approved in writing by all Directors in office.

Without limiting the foregoing, the Board may, on behalf of the Corporation:

a)	borrow money;

b)	issue, reissue, sell or hypothecate its debt obligations;

c)	enter into a suretyship to secure performance of an obligation of any Person; and

d)	hypothecate all or any of its property, owned or subsequently acquired, to secure any obligation.

3.2	Delegation

Subject to the Act, the Articles and any By-laws, the Board may from time to time delegate to a Director, a committee of the Board or an officer or such other person or persons so designated by the Board all or any of the powers conferred on the Board by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

3.3	Qualifications of Directors

Any natural person may be a Director of the Corporation unless such a person is less than eighteen (18) years of age, is under guardianship or curatorship, is of unsound mind and has been so found by a court in Canada or elsewhere, is a person for whom the court prohibits the exercise of this function, or has the status of bankrupt. A Director is not required to hold shares of the Corporation.

3.4	Number of Directors

The Board of Directors of the Corporation shall be made up of a minimum and a maximum number of Directors as indicated in the Articles of the Corporation as amended from time to time. The exact number of Directors shall be established from time to time by resolution of the Board.

3.5	Quorum

A majority of the Directors in office constitutes a quorum at any meeting of the Board. In the absence of a quorum within the first fifteen (15) minutes following the start of the meeting, the Directors may only deliberate on the meeting’s adjournment. A quorum of Directors may exercise all the powers of the Board despite any vacancy on the Board.

3.6	Election and Term

Directors shall be elected by the shareholders at the first Shareholders Meeting and at each subsequent annual meeting at which an election of Directors is required, by an ordinary resolution adopted by a majority of the votes cast by shareholders able to vote on such resolution, and shall hold office until the next annual Shareholders Meeting or, if elected for an expressly stated term, for a term expiring no later than three (3) years following the election. The election need not be by ballot unless a ballot is demanded by any shareholder or required by the chairperson in accordance with section 7.19. If an election of Directors is not held at an annual Shareholders Meeting at which such election is required, the incumbent Directors shall continue in office until their resignation, replacement or removal.

If shareholders holding a certain class or series of shares have an exclusive right to elect one or more Directors, such number of Directors shall be elected by the majority of votes cast by the holders of such class or series of shares.

If permitted by the articles, the Directors may appoint one or more additional Directors to hold office for a term expiring not later than the close of the next annual Shareholders Meeting, provided the total number of Directors so appointed does not exceed one-third (1/3) of the number of Directors elected at the annual Meeting of Shareholders preceding their appointment.

3.7	Removal of Directors

Subject to the Act, the shareholders may, by ordinary resolution passed by a majority of votes cast at a special Shareholders Meeting duly called for that purpose, remove any Director or Directors. If holders of any class or series of shares have an exclusive right to elect one or more Directors, a Director so elected may only be removed by ordinary resolution of such holders.

A Director whose removal is to be proposed at a Shareholders Meeting must be informed of the time and place of the meeting within the same delays as those prescribed for the calling of such meeting. Such Director may attend the meeting and be heard or, if not in attendance, may explain, in a written statement read by the person presiding over the meeting or made available to the shareholders before or at the meeting, why he opposes the resolution proposing his removal.

Any vacancy created by the removal of a Director may be filled by a resolution of the shareholders at the Shareholders Meeting at which the Director is removed or, if it is not, at a subsequent meeting of the Board. If the holders of any class or series of shares have an exclusive right to elect one or more Directors and a vacancy occurs among these Directors, the vacancy may be filled by the holders of that class or series of shares by ordinary resolution at the Shareholders Meeting at which the Director is removed or, if it is not, by the remaining Directors elected by the holders of that class or series of shares, if there are such remaining Directors.

3.8	Cessation of Office

A Director ceases to hold office when he dies, resigns, is removed, becomes disqualified from holding office or otherwise no longer meets the requirements to hold office as specified by the Act.

3.9	Resignation

A Director may resign from office by delivering or sending a written notice to the Corporation and such resignation becomes effective at the time the Director’s written resignation is received by the Corporation or at the time specified in the notice, whichever is later.

3.10	Vacancies

Subject to the Act or to the Articles, a quorum of Directors may fill a vacancy on the Board.

If there is no quorum of Directors, or if there has been a failure to elect the number or minimum number of Directors required by the Articles, the Directors then in office must without delay call a special Shareholders Meeting to fill the vacancies on the Board. If the Directors refuse or fail to call a meeting or if there are no Directors then in office, the meeting may be called by any shareholder.

A Director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor and remains in office until his successor is elected or nominated.

3.11	Meetings by Telephone, Electronic or other Communication Facility

A Director may participate in a meeting of the Board or of a committee of the Board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A Director who participates in such meeting by such means is deemed to be present at that meeting.

3.12	Attendance

In addition to the Directors having to attend meetings of the Board, other Persons may also attend as needed, with the authorization of the chairperson of the meeting or the majority of the Directors present at that meeting.

3.13	Place of Meetings

Meetings of the Board are held at the registered office of the Corporation or at any other place within or outside of Québec.

3.14	Calling of Meetings

Meetings of the Board shall be held from time to time at such place, on such day and at such time as the Board, the chairperson of the Board, the president, the secretary or any two Directors may determine. Meetings are called by the chairperson of the Board, the president or two Directors or by the secretary upon being asked to call such a meeting by the chairperson of the Board, the president or two Directors.

3.15	Notice of Meetings

The notice stating the time and place of the meeting and specifying any matter to be dealt with relating to powers which the Board may not delegate, shall be given to each Director at least forty-eight (48) hours before the meeting is to occur. In the event of an emergency, such time limit shall be shortened to twenty-four (24) hours. This notice does not have to be given in writing.

Any Director may waive a notice of a meeting of the Board. Attendance of a Director at a meeting of the Board constitutes a waiver of notice of such meeting unless the Director attends such meeting for the sole purpose of objecting to the holding of the meeting on the grounds that it was not duly called.

3.16	First Meeting of New Board

Provided a quorum of Directors is present, each newly elected Board may without notice hold its first meeting following the Shareholders Meeting at which such Board is elected.

3.17	Adjourned Meeting

Whether or not there is quorum, any meeting of the Board may be adjourned from time to time by a vote of a majority of the Directors who are present and subsequently resumed without the requirement that a new notice be given, if the time and place of the adjourned meeting is announced at the same time as the adjournment.

At the adjourned meeting, the Board may validly transact business in accordance with the terms established at the time of the adjournment provided that there is a quorum. The Directors who constituted a quorum at the original meeting do not have to constitute the quorum at the adjourned meeting. If there is no quorum at the adjourned meeting, the meeting is deemed to have ended immediately after the adjournment.

3.18	Votes to Govern

Subject to the Act, at all meetings of the Board, any question shall be decided by a majority of the votes cast on the question and, in the case of an equality of votes, the chairperson of the meeting shall not be entitled to a second or casting vote. Any question at a meeting of the Board shall be decided by a show of hands unless a ballot is required or demanded.

3.19	Dissent

A Director who is present at a meeting of the Board or a committee of the Board is deemed to have consented to any resolution passed at the meeting unless:

a)	the Director’s dissent has been entered in the minutes;

b)	the Director sends a written dissent to the secretary of the meeting before the meeting is adjourned; or

c)

the Director delivers a written dissent to the chairperson of the Board, sends it to the chairperson by any means providing proof of the date of receipt or delivers it to the head office of the Corporation immediately after the meeting is adjourned.

A Director is not entitled to dissent after voting for or consenting to a resolution.

A Director who was not present at a meeting at which a resolution was passed is deemed to have consented to the resolution unless he delivers a written dissent to the chairperson of the Board, sends it to the chairperson of the Board by any means providing proof of the date of receipt or delivers it to the head office of the Corporation within seven (7) days after becoming aware of the resolution.

3.20	Resolution in Writing

A resolution in writing, signed by all the Directors entitled to vote thereon is as valid as if it had been passed at a meeting of the Board or, as the case may be, of a committee of the Board. A copy of the resolution must be kept with the minutes of the meetings and the resolutions of the Board and its committees.

3.21	Chairperson and Secretary

The chairperson of the Board or, in the chairperson’s absence, the president or, in the president’s absence, a vice-president, shall be chairperson of any meeting of the Board. If none of these officers are present, the Directors present shall choose one of their number to be chairperson. The secretary of the Corporation shall act as secretary at any meeting of the Board and, if the secretary of the Corporation is absent, the chairperson of the meeting shall appoint a Person, who need not be a Director, to act as secretary of the meeting.

3.22	Remuneration and Expenses

The Directors shall be paid such remuneration for their services as Directors as the Board may from time to time authorize. In addition, the Board may authorize, by resolution, a special remuneration to a Director who executes specific or additional duties on behalf of the Corporation. The Directors shall also be entitled to be paid in respect of travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof or in otherwise serving the Corporation. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.23	Duty of Loyalty and Conflict of Interest

Subject to the Act, the Directors are bound by the same obligations as are imposed by the Civil Code of Québec (Québec) on any Director of a legal person. Consequently, in the exercise of their functions, the Directors are duty-bound toward the Corporation to act with prudence and diligence, honesty and loyalty and in the interest of the Corporation.

In particular, but without limiting the generality of the foregoing:

a)

a Director may not mingle the property of the Corporation with his own property nor may he use for his own profit or that of a third Person any property of the Corporation or any information he obtains by reason of his duties, unless he is expressly authorized to do so by the shareholders of the Corporation;

b)

unless he has obtained the express consent of the Board, a Director must keep confidential the deliberations of the Board, any internal document and any other information to which he has access in the performance of his duties which is not publicly known and which has not been publicly disclosed by the Corporation;

c)	a Director shall avoid placing himself in any situation where his personal interests would be in conflict with his obligations as a Director of the Corporation;

d)

a director must disclose to the Corporation any interest he has in a business or association that may place him in a situation of conflict of interest and of any right he may set up against it, indicating their nature and value, where applicable.

3.24	Contracts or Transactions - Disclosure of Interest

A Director must disclose the nature and value of any interest he has in a contract or transaction to which the Corporation is a party. “Interest” means any financial stake in a contract or transaction that may reasonably be considered likely to influence decision-making. Furthermore, a proposed contract or a proposed transaction, including related negotiations, is considered a contract or transaction.

A Director must also disclose any contract or transaction to which the Corporation and any of the following are a party:

a)	an associate of the Director or officer;

b)	a group of which the Director or officer is a Director or officer; or

c)	a group in which the Director or officer or an associate of the Director or officer has an interest.

The Director satisfies the requirement if he discloses, in a case specified in subparagraph b) above, the Directorship or office held within the group or, in a case specified in subparagraph c) above, the nature and value of the interest he or his associate has in the group.

Unless it is recorded in the minutes of the first meeting of the Board at which the contract or transaction is discussed, the disclosure of an interest, contract or transaction must be made in writing to the Board as soon as the Director becomes aware of the interest, contract or transaction.

The disclosure must be made even in the case of a contract or transaction that does not require approval by the Board.

3.25	Contracts or Transactions – Votes

No Director may vote on a resolution to approve, amend or terminate a contract or transaction described in section 3.24 or be present during deliberations concerning the approval, amendment or termination of such a contract or transaction, unless the contract or transaction:

a)	relates primarily to the remuneration of the Director or an associate of the Director as a Director of the Corporation or an affiliate of the Corporation;

b)

relates primarily to the remuneration of the Director or an associate of the Director as an officer, employee or mandatary of the Corporation or an affiliate of the Corporation, if the Corporation is not a Reporting Issuer;

c)	is for indemnity or liability insurance; or

d)	is with an affiliate of the Corporation, and the sole interest of the Director is as a Director or officer of the affiliate.

If no quorum exists for the purpose of voting on a resolution to approve a contract or transaction only because a Director is not permitted to be present during deliberations, the other Directors present are deemed to constitute a quorum for the purpose of voting on the resolution.

If all the Directors are required to abstain from voting, the contract or transaction may be approved solely by the shareholders entitled to vote, by ordinary resolution. The disclosure required by section 3.24 must be made to the shareholders in a sufficiently clear manner before the contract or transaction is approved.

4 - COMMITTEES

4.1	Committees of the Board

The Board may, by resolution, create one or more committees comprised of Directors and, subject to the limitations prescribed by the Act, from time to time set the mandate and the number of Directors of any such committee.

4.2	Procedure

Subject to the Act and unless otherwise determined by a resolution of the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairperson and to regulate its procedure. Each committee must provide the Board with a report concerning its activities if the Board makes such a request. The Board may cancel or modify any decision made by the committee.

5 - OFFICERS

5.1	Appointment of Officers

The Board may appoint any officers and any other mandataries as it deems appropriate and determine their titles, functions, powers, employment conditions and remuneration. An officer may but need not be a Director or a shareholder and any person may hold more than one office.

The Board may, in accordance with this By-law and subject to the Act, delegate to such officers powers to manage, or supervise the management of, the business and affairs of the Corporation.

5.2	Agents and Attorneys

The Board shall have the power from time to time to appoint agents or attorneys for the Corporation in or out of the Province of Québec with such powers of management or otherwise (including the power to sub-delegate) as the Board may determine.

5.3	Disclosure of Interest

The officers are mandataries of the Corporation. In this capacity, in the exercise of their functions, the officers are bound, among other things, toward the Corporation to act with prudence and diligence, honesty and loyalty and in the interest of the Corporation.

An officer must disclose the nature and value of any interest he has in a contract or transaction to which the Corporation is a party, in the same way that a Director must disclose such an interest pursuant to section 3.24. In the case of an officer who is not a Director, disclosure must be made as soon as:

a)	the officer becomes an officer;

b)	the officer becomes aware that the contract or transaction is to be discussed or has been discussed at a meeting of the Board; or

c)	the officer or the officer’s associate acquires an interest in the contract or transaction, if it was entered into earlier.

The disclosure must be made even in the case of a contract or transaction that does not require approval by the Board.

5.4	End of Mandate

An officer may resign at any time. The resignation of an officer takes effect on the date the Corporation receives the written notice he gives or on the later date indicated therein.

The Board may, at its own discretion, remove an officer of the Corporation at all times and the reason for the removal is not required to be given.

6 - PROTECTION OF DIRECTORS AND OFFICERS

6.1	Indemnity of Directors and Officers

Subject to the following, the Corporation must indemnify a Director or officer of the Corporation, a former Director or officer of the Corporation, a mandatary, any other person who acts or acted at the Corporation’s request as a Director or officer of another group, as well as their heirs, legatees, liquidators, assignees, authorized representatives or beneficiaries, against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if:

a)

the person acted with honesty and loyalty in the interest of the Corporation or, as the case may be, in the interest of the other group for which the person acted as Director or officer or in a similar capacity at the Corporation’s request; and

b)	in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his conduct was lawful.

The Corporation must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to in the above paragraph.

However, in the event that a court or any other competent authority judges that the conditions set out in subparagraphs a) and b) above are not fulfilled or that the person committed an intentional or gross fault, the Corporation may not indemnify the person and the person must repay to the Corporation any moneys advanced.

The Corporation may, with the approval of the court, in respect of an action by or on behalf of the Corporation or other group referred to above, against a person referred to above, advance the necessary monies to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out above.

The provisions of this section 6.1 shall not, to the extent permitted by law, operate to affect or otherwise restrict the scope of any indemnification contractually agreed by or in favour of the Corporation or otherwise applicable under previous provisions of the law or any by-law of the Corporation of which a Director or an officer may avail himself.

6.2	Insurance

The Corporation may purchase and maintain insurance for the benefit of its Directors, officers and other mandataries against any liability they may incur as such or in their capacity as Directors, officers or mandataries of another group, if they act or acted in that capacity at the Corporation’s request.

7 - MEETINGS OF SHAREHOLDERS

7.1	General Business

The Corporation must hold an annual shareholders meeting; if necessary, the Corporation may also hold one or more special shareholder meetings.

7.2	Annual Meetings

An annual Shareholders Meeting entitled to vote at such a meeting must be held not later than eighteen (18) months after the Corporation is constituted and, subsequently, not later than fifteen (15) months after the last preceding annual shareholders meeting, for the purpose of:

a)	considering the financial statements of the Corporation for the fiscal year ending within six (6) months preceding the date of such meeting and the auditor’s report thereon, if any;

b)	considering any other financial information presentation of which is required by the Articles or the By-laws;

c)	electing Directors;

d)	appointing the auditor; and

e)	deliberating with respect to all other matters which may be presented at the meeting.

The Board calls the annual Shareholders Meeting. Otherwise, the meeting may be called by the shareholders in accordance with the Act or with section 7.3 below.

7.3	Special Meetings

The Board may at any time call a special Shareholders Meeting.

The holders of not less than ten percent (10%) of the issued shares that carry the right to vote at a Shareholders Meeting sought to be held may requisition the Board to call a Shareholders Meeting for the purposes stated in the requisition.

The requisition, signed by at least one shareholder, must state the business to be transacted at the meeting and must be sent to each Director and to the head office of the Corporation.

On receiving the requisition, the Board calls a Shareholders Meeting to transact the business stated in the requisition. If the Board does not within twenty-one (21) days after receiving the requisition call a meeting, any shareholder who signed the requisition may call the meeting.

Unless the shareholders otherwise resolve at a meeting called by shareholders, the Corporation must reimburse the shareholders for the expenses reasonably incurred by them in requisitioning, calling and holding the meeting.

7.4	Place of Meetings

Subject to the Articles, Shareholders Meetings must be held in Québec at the place determined by the Board. If the Articles so allow, or in the absence of such a provision, if all the shareholders entitled to vote at the meeting agree, the meeting may be held at a place outside of Québec.

7.5	Participation in Meetings by Electronic Means

A meeting may be held solely by means of equipment enabling all participants to communicate directly with one another.

In addition, any Person entitled to attend a Shareholders Meeting may participate in the meeting by means of any equipment enabling all participants to communicate directly with one another. A Person participating in a meeting by such means is deemed present at the meeting.

Any shareholder participating in a Shareholders Meeting by means of equipment enabling all participants to communicate directly with one another may vote by any means enabling votes to be cast in a way that allows them to be verified afterwards and protects the secrecy of the vote when a secret ballot has been requested.

7.6	Notice of Meetings

A notice of a Shareholders Meeting specifying the time and place of the meeting, as well as the business to be transacted, must be sent, in writing and by any means providing proof of the date of receipt, to each Person entitled to vote at the meeting not less than twenty-one (21) days and not more than sixty (60) days before the meeting. It must also specify the time before which the Corporation must receive the proxies of the shareholders who wish to be represented at the Shareholders Meeting, which time must not exceed forty-eight (48) hours preceding the Shareholders Meeting or the resumption of a Shareholders Meeting after an adjournment, excluding Saturdays and holidays.

Notice of a Shareholders Meeting at which special business is to be transacted shall state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and contain the text of any special resolution to be submitted to the meeting. All business transacted at a special meeting of the shareholders and all business transacted at an annual shareholders meeting, except consideration of the financial statements and auditor’s report, the appointment of the auditor and the election of Directors, is deemed to be special business.

If a Director or a shareholder entitled to vote at a Shareholders Meeting gives written notice not less than ten (10) days before the meeting to the auditor or a former auditor of the Corporation, the auditor or former auditor attends the meeting at the Corporation’s expense and answers any question relating to their duties as auditor.

Irregularities in the notice of the Shareholders Meeting or in its sending will not affect the validity of the Shareholders Meeting. Similarly, the unintentional failure to send a notice of Shareholders Meeting to a person entitled to it, or the failure to receive it by a person entitled to the notice, does not invalidate the resolutions passed at such meeting.

7.7	Waiver of Notice

A shareholder or Director may waive notice of a Shareholder Meeting; the waiver may be given either before or after the meeting. Their attendance at the meeting is a waiver of notice of the meeting unless they attend the meeting for the sole purpose of objecting to the holding of the meeting on the grounds that it was not lawfully called or held.

7.8	Record Date for Notice

The Board may set, in conformity with applicable securities law requirements, a date prior to the date on which a meeting is to be called or held as the record date for the purpose of determining shareholders entitled to receive notice of or to vote at the meeting, and only those registered shareholders registered on the date so set shall be so entitled, notwithstanding any transfer of shares in the registers of the Corporation between the record date and the date on which the meeting is called or held. The record date must be not less than twenty-one (21) days and not more than sixty (60) days before the meeting.

7.9	Chair and Secretary

The chairperson of the Board or, in the chairperson’s absence, the president or, in the president’s absence, a vice-president shall be chairperson of any meeting of shareholders. If none of these officers are present within fifteen (15) minutes after the time appointed for holding the meeting, the Persons present and entitled to vote shall choose a chairperson from amongst themselves. The secretary of the Corporation shall act as secretary at any Shareholders Meeting or, if the secretary of the Corporation is absent, the chairperson of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson with the consent of the meeting in accordance with the procedure set out in section 7.16.

7.10	Procedure

The chairperson of the meeting directs the meeting and ensures its orderly conduct. His decisions, including those relating to the validity of proxies, are final and binding on all the shareholders.

7.11	Persons Entitled to be Present

The only persons entitled to be present at a Shareholders Meeting shall be those entitled to vote thereat, the Directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or By-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting in accordance with the procedure set out in section 7.17.

7.12	Quorum

A quorum of shareholders is present at a meeting of shareholders, provided that a quorum shall not be less than two persons, if the holders of at least ten percent (10%) of the shares of the Corporation entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting.

7.13	Right to Vote

Subject to a record date established in accordance with section 7.8, at a Shareholders Meeting, the shareholders registered on the securities register of the Corporation are entitled to exercise the voting rights attached to the shares in their name.

7.14	Proxies and Representatives

Every shareholder entitled to vote at a Shareholders Meeting may, by means of a proxy, appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be signed in writing or by electronic signature by the shareholder or the shareholder’s representative authorized in writing or by electronic signature.

Unless otherwise indicated, a proxy lapses one year after the date it is given. It may be revoked at any time.

A proxyholder has the same rights as the shareholder represented to speak at a Shareholders Meeting in respect of any matter and to vote at the meeting. However, a proxyholder who has conflicting instructions from more than one shareholder may not vote by a show of hands.

7.15	Joint Shareholders

If two or more Persons hold shares jointly, one of those holders present at a Shareholders Meeting may in the absence of the others vote the share, but if two or more of those Persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

7.16	Votes to Govern

Except as otherwise required by the Act and the Articles, all questions proposed for the consideration of shareholders at a Shareholders Meeting shall be determined by a majority of the votes cast by all who are entitled to vote.

7.17	Casting Vote

In case of an equality of votes at any meeting of shareholders, regardless of the manner of voting, the chairperson of the meeting shall not be entitled to a second or casting vote.

7.18	Show of Hands

Any question at a Shareholders Meeting shall be decided by a show of hands, unless a ballot thereon is demanded by a shareholder entitled to vote at the Shareholders Meeting as hereinafter provided. Every Person who is present and entitled to vote thereon shall have one vote. Whenever a vote by any means other than by ballot is taken, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

7.19	Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairperson may require, or any shareholder or proxyholder entitled to vote at the meeting may demand, a ballot. A ballot so required or demanded shall be taken in such manner as the chairperson shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each Person present shall be entitled, in respect of the shares which the Person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

7.20	Adjournment

Whether or not there is quorum, the chairperson of the Shareholders Meeting may, with the consent of the shareholders present or represented by proxy and following the procedure set at section 7.16, adjourn any Shareholders Meeting. The chairperson of the Shareholders Meeting may also adjourn a meeting ex officio if he believes it is impossible to conduct it in an orderly manner.

If a Shareholders Meeting is adjourned for less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the original meeting. If a Shareholders Meeting is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting must be given as for an original meeting.

The Shareholders Meeting is validly resumed if it is held on the date and at the time and place announced and if there is quorum. In the absence of quorum at the adjourned meeting, the original meeting is deemed to have terminated immediately after its adjournment.

7.21	Storage of Ballots and Proxies

The Corporation must, for at least three (3) months after a Shareholders Meeting, keep at its head office the ballots cast and the proxies presented at the meeting. Any shareholder or proxyholder who was entitled to vote at the meeting may, without charge, inspect the ballots and proxies kept by the Corporation.

8 - SHARES AND CERTIFICATES

8.1	Issuance of Shares

Subject to any pre-emptive right granted to shareholders, shares may be issued at the times, to the Persons, including Directors and officers, and for the consideration that the Board determines. The Board may, by resolution, accept subscriptions, issue and allot unissued shares from the Corporation’s share capital and grant exchange rights, options or acquisition rights with respect to those shares.

8.2	Payment of Shares

Shares may be issued whether or not they are fully paid. However, shares may only be considered paid if consideration equal to the issue price determined by the Board has been paid to the Corporation.

Consideration for the shares issued by the Corporation is payable in money, or in property or past services determined by the Board to be the fair equivalent of the money consideration, considering all the circumstances.

A promissory note or a promise to pay made by a Person to whom shares are issued, or a Person who does not deal at arm’s length, within the meaning of that expression in the Taxation Act (Québec), with a Person to whom shares are issued does not constitute consideration for the shares.

8.3	Unpaid Shares

Unless the terms of payment for shares are determined by contract, the Board may call for payment of all or part of the unpaid amounts on shares subscribed or held by the shareholders, the whole as provided by the Act.

8.4	Securities Register

The securities register of the Corporation must contain the following information with respect to its shares:

a)	the names, in alphabetical order, and the addresses of present and past shareholders;

b)	the number of shares held by each such shareholder;

c)	the date and details of the issue and transfer of each share; and

d)	any amount due on any share.

The register must contain, if applicable, the same information with respect to the Corporation’s debentures, bonds, notes and other securities, with the necessary modifications.

8.5	Register of Transfer

The Corporation shall cause to be kept a register of transfers in which all transfers of securities issued by the Corporation in registered form and the date and other particulars of each transfer shall be set out.

Subject to the Act, the transfer of shares is governed by the Act respecting the transfer of securities and the establishment of security entitlements (Québec).

8.6	Registration of Transfer

If an endorsed share certificate in registered form is presented to the Corporation with a request to register a transfer of the certificated share or an instruction is presented to the Corporation with a request to register a transfer of an uncertificated share, the Corporation registers the transfer as requested if:

a)	under the terms of the share, the purchaser is eligible to have the share registered in that Person’s name;

b)	the endorsement or instruction is made by the appropriate Person or by that Person’s representative;

c)	reasonable assurance is given that the endorsement or instruction is neither forged nor counterfeited and is authorized;

d)	any applicable fiscal law that imposes duties on the Corporation at the time of the transfer has been complied with;

e)	the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable against the purchaser or imposed by law; and

f)	the transfer is rightful or is to a protected purchaser, pursuant to the Act respecting the transfer of securities and the establishment of security entitlements (Québec).

Shares that are not fully paid but for which no instalment is payable may only be transferred with the authorization of the Board. The Directors must reasonably verify the acquirer’s ability to pay for the shares before authorizing the transfer.

A share may not be transferred until all instalments payable up to the time of transfer have been fully paid.

8.7	Registered Ownership

Subject to the Act, the Corporation may treat the registered owner of a share as the Person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect thereof and otherwise to exercise all the rights and powers of an owner of a share.

8.8	Share Certificates

A share issued by the Corporation may be a certificated share or an uncertificated share. A certificated share is represented by a paper certificate in registered form, and an uncertificated share is represented by an entry in the securities register in the name of the shareholder.

Unless otherwise provided in the Articles, shares are issued as certificated shares unless the Board determines, by resolution, that the shares of any class or series or certain shares of a class or series are to be issued as uncertificated shares.

The Board may also, by resolution, determine that a certificated share becomes an uncertificated share as soon as the paper certificate is surrendered to the Corporation.

Inversely, the Board may, by resolution, determine that an uncertificated share becomes a certificated share on delivery to the shareholder of a certificate in the shareholder’s name or, in the case of a control agreement under the Act respecting the transfer of securities and the establishment of security entitlements (Québec), on delivery to the purchaser, within the meaning of the Act respecting the transfer of securities and the establishment of security entitlements (Québec), of a certificate in the purchaser’s name, unless there are provisions inconsistent with such a control agreement, in which case those provisions apply. The Board must give notice of the resolution to the shareholders of the classes or series of shares concerned.

8.9	Certificated Shares

In the case of certificated shares, the Corporation must issue to the shareholder, without charge, a certificate in registered form.

Share certificates shall be in such form as the Board may from time to time approve in accordance with the requirements of the Act.

Subject to any resolution of the Board providing otherwise, the share certificates of the Corporation must be signed by any of the Directors or officers or by a person acting in their name. The signature may be affixed by an automatic device or electronic process.

In the absence of any evidence to the contrary, the certificate is proof of the shareholder’s title to the shares represented by the certificate.

Share certificates need not be under corporate seal.

8.10	Uncertificated Shares

In the case of uncertificated shares, the Corporation must send the shareholder a written notice containing the information required under the Act.

8.11	Replacement of Share Certificates

If the shareholder of a certificated share claims that the certificate has been lost, wrongfully taken or destroyed, the Corporation must issue a new certificate if the shareholder:

a)

so requests before the Corporation has notice that the lost, wrongfully taken or allegedly destroyed certificate has been delivered to a protected purchaser, as such term is defined in the Act respecting the transfer of securities and the establishment of security entitlements (Québec);

b)	provides security sufficient in the Corporation’s judgment to protect the Corporation from any loss that the Corporation may suffer by issuing a new certificate; and

c)	satisfies any other reasonable requirements imposed by the Corporation.

8.12	Joint Shareholders

If two or more Persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such Persons shall be sufficient delivery to all of them. Any one of such Persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.13	Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the Corporation or it transfer agent.

8.14	Delegation

Subject to the limits of the Act, the Board may delegate the powers and duties provided for in this section 8 inter alia, to the corporate secretary of the Corporation or to a transfer agent or any other agent responsible for keeping, in whole or in part, the securities register.

9 - DIVIDENDS AND RIGHTS

9.1	Dividends

Subject to the provisions of the Act and the Articles, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid, in whole or in part, in money or property or by issuing fully paid shares or options or rights to acquire fully paid shares of the Corporation.

If shares of the Corporation are issued in payment of a dividend, the Corporation may add all or part of the value of those shares to the appropriate issued and paid-up share capital account.

The Corporation may not declare and pay a dividend, except by issuing shares or options or rights to acquire shares, if there are reasonable grounds for believing that the Corporation is, or would after the payment be, unable to pay its liabilities as they become due.

The Corporation may deduct from the dividends payable to a shareholder any amount due to the Corporation by the shareholder, on account of calls for payment or otherwise.

9.2	Dividend Cheques

A dividend payable in cash may be paid by cheque drawn on the Corporation’s banks or by electronic means to the order of each registered holder of shares of the class or series in respect of which it has been declared. Cheques may be sent by prepaid ordinary mail to such registered holder at such holder’s address recorded in the Corporation’s securities register, unless in each case such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and, if more than one address is recorded in the Corporation’s securities register in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque, in such manner, unless the cheque is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3	Non-receipt or Loss of Cheques

In the event of non-receipt or loss of any dividend cheque by the Person to whom it is sent, the Corporation shall issue to such Person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt or loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.4	Record Date for Dividends and Rights

The Board may fix, in advance, in accordance with applicable securities law requirements, a record date for the determination of the shareholders entitled to receive dividends.

9.5	Unclaimed Dividends

Any dividend unclaimed after a period of two (2) years from the date on which the dividend has been declared to be payable shall be forfeited and shall revert to the Corporation.

10 - NOTICES

10.1	Method of Giving Notices

Any notice, communication or document (“notice”) to be given or sent pursuant to the Act, the Articles, the By-laws or otherwise to a shareholder, Director, officer or auditor shall be sufficiently given or sent if given or sent by prepaid mail, prepaid transmitted, recorded, or electronic communication capable of providing a written copy of such notice, or delivered Personally to such Person’s latest address as shown on the securities register of the Corporation or, in the case of a Director, if more current, the address as shown in the most recent declaration filed under the Act Respecting the Legal Publicity of Enterprises (Québec). A notice shall be deemed to have been received on the date when it is delivered Personally, or on the fifth (5th) day after mailing, or on the date of dispatch of a transmitted or recorded electronic communication. The secretary may change or cause to be changed the recorded address of any shareholder, Director, officer or auditor in accordance with any information believed by the secretary to be reliable.

10.2	Notice to Joint Shareholders

Subject to the Securities Act (Québec) and applicable regulations in securities laws, if two or more Persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such Persons shall be sufficient notice to all of them.

10.3	Undelivered Notices

If any notice given to a shareholder pursuant to section 10.1 is returned on two consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notice to such shareholder until such shareholder informs the Corporation in writing of the shareholder’s new address.

10.4	Omissions and Errors

The accidental omission to give or send any notice to any shareholder, Director, officer or auditor, or the non-receipt of any notice by any such Person or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

10.5	Persons Entitled by Death or Operation of Law

Every Person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given or sent to the shareholder from whom the Person derives title to such share prior to that Person’s name and address being entered on the securities register (whether such notice was given or sent before or after the happening of the event upon which that Person becomes so entitled) and prior to that Person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

10.6	Waiver of Notice

Any shareholder (or shareholder’s duly appointed proxyholder), Director, officer or auditor may at any time waive the giving or sending of any notice, or waive or abridge the time for any notice, required to be given to that Person under any provision of the Act, the Articles, the By-laws or otherwise and such waiver or abridgement shall cure any default in the giving or sending or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing or given by electronic signature except a waiver of notice of a Shareholders Meeting or of the Board which may be given in any manner.

11 - MISCELLANEOUS

11.1	Declarations to the Enterprise Register

A Director, officer or any authorized person signs the declarations which must be sent by the Corporation to the enterprise registrar under the Act respecting the legal publicity of enterprises (Québec).

11.2	Enactment, Repeal and Amendment of the By-Law

The Directors may from time to time amend the present By-law, repeal the provisions thereof in whole or in part or add thereto by adopting any other administrative by-law or any other by-law dealing with any other applicable matter. Subject to the applicable provisions of the Act, any such amendment, repeal or addition is effective as of the date of the resolution of the Board adopting it. It must be submitted to the shareholders for approval at the next Shareholders Meeting, and the shareholders may, by ordinary resolution, ratify, amend or reject it. It ceases to be effective at the close of the Shareholders’ Meeting if it is rejected by or not submitted to the shareholders. However, By-law amendments relating to procedural matters with respect to Shareholders Meetings take effect only once they have received shareholder approval.

The Board is authorized to make any clerical change to the By-law to correct typographical errors or to clarify the meaning of a particular provision without requiring the approval of the shareholders.

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The foregoing By-law was adopted by the Board of Directors of the Corporation pursuant to the provisions of the Business Corporations Act (Québec), on May 25, 2015 and ratified by the shareholders on ●, 201●.